[EXECUTION COPY]


                              GROUND LEASE


     THIS GROUND LEASE (this "Ground Lease"), dated as of May 10, 1996, by and between BL DEVELOPMENT CORP., a Minnesota corporation ("BL"), having an office at 13705 First Avenue North; Plymouth, Minnesota 55441 ("Landlord"), and HANCOCK BANK, not in its individual capacity but as Trustee, having an office at One Hancock Plaza, Gulfport, Mississippi 39502 ("Tenant").

                           W I T N E S S E T H:

     WHEREAS, Landlord is the fee simple owner of the land described on Exhibit A attached hereto and made a part hereof (together with all rights-of-way or use, easements, servitudes, licenses, tenements, driveways, approaches, pavements, hereditaments, curbs and street front privileges and appurtenances thereunto belonging (the "Land"));

     WHEREAS, simultaneously with the execution and delivery of this Ground Lease, Tenant is entering into that certain Lease Agreement and Deed of Trust, dated as of the date hereof (the "Lease"), by and between Tenant, as lessor, and Landlord, as lessee, covering, among other things, the Hotel to be constructed on the Land;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Land. Landlord, for and in consideration of the rents herein reserved and of the agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, demise and lease to Tenant, and Tenant hereby hires and leases from Landlord, the Land, subject to all Permitted Liens (such capitalized term, and all other capitalized terms contained herein and not otherwise defined, shall have the respective meanings ascribed thereto in the Lease, whether or not such agreement is still in effect).

     2. Term and Use. (a) The term of this Ground Lease shall commence on the date hereof (hereinafter referred to as the "Commencement Date") and shall end (unless extended in accordance with Section 2(b) below), on the date which is the thirtieth (30th) anniversary after the Commencement Date (the "Initial Term").

     (b) The term of this Ground Lease shall thereafter be extended automatically for twelve (12) additional periods of time, at the rent and upon all of the other terms, conditions, covenants and provisions set forth herein, and shall each be for a term of five (5) years; provided, however, that Tenant may cancel this Ground Lease, effective as of the date of the expiration of the Initial Term or as of the date of the expiration of any of the extended periods of time above specified, by giving Landlord written notice of such cancellation on or prior to a date one hundred and eighty (180) days before the effective date of such cancellation. Such extensions shall be automatic without the necessity of any new Ground Lease or other instruments or agreements or any notice being executed or given. The "Term" of this Ground Lease shall mean the Initial Term, and any renewal or extended Terms of this Ground Lease. The Land may be used for any lawful purpose. Notwithstanding anything herein to the contrary contained herein or in any Operative Document, from and after the date the Lease terminates (other than as a result of a Lease Event of Default) or expires, this Ground Lease may be terminated immediately by Tenant upon notice to Landlord.

     3. Rent. (a) The obligation of Tenant to pay rent ("Rent") reserved under this Section 3 shall commence on the earlier of (i) that date in which Tenant (or Tenant's permitted sublessees or assignees) commences business operations on the Land and (ii) March 31, 1997 (such date being hereinafter referred to as the "Rent Commencement Date"). During the period from the Commencement Date to the Rent Commencement Date, no basic rent shall be payable hereunder. Tenant covenants and agrees to pay Landlord for the Land, without abatement, offset or deduction, and without previous demand therefor, basic rent at the rate per annum equal to the sum of One Thousand Dollars, commencing on the Rent Commencement Date and continuing for a period of one hundred twenty months (the "First Rental Term"). Thereafter, Tenant shall pay basic rent under this Ground Lease in an annual amount as determined by the Rent Appraisal (as defined in Section 3(c) below). All basic rent per annum shall be payable by Tenant in equal yearly installments on the last day of December of each and every calendar year during the Term and shall be payable at the office of the Landlord first above set forth or at such other place of which Landlord shall have given Tenant written notice at least thirty (30) days in advance.

          (b) All sums, other than basic rent, for which Tenant is obligated to pay hereunder (whether to Landlord or otherwise) shall be additional rent. As used herein the term "rent" shall be deemed to include the basic rent and the additional rent.

          (c) At least ninety (90) days and no more than one hundred twenty
     (120) days prior to the expiration of the First Rental Term (and prior to the expiration of the Initial Term and each extended Term), Landlord and Tenant shall each select an MAI appraiser to perform an appraisal of the Land to determine the fair market annual basic rent for the Land for remainder of the Initial Term or the next extended Term, as the case may be. Landlord and Tenant shall promptly notify one another of the name and address of the MAI appraiser which they have selected. Such fair market annual basic rent shall be based on the rental value of the Land (taking into account that such rent shall be payable in equal installments on the last day of December of each year) with no improvements thereon, except that all utilities needed to utilize the Land for hotel use shall be deemed to be available for use by Tenant. Within twenty days after such selection, and in any event at least sixty days prior to the expiration of the First Rental Term, the Initial Term or the extended Term, as the case may be, the appraisers shall select a date for the simultaneous delivery of the appraisals, and on such agreed upon date, each appraiser shall simultaneously submit to the parties and to each other a written determination of the fair market annual basic rent for the Land based only on the criteria set forth above. If the appraisers are unable to agree upon a date for the delivery of the appraisals, then such date shall be the date which is sixty days prior to the expiration of the First Rental Term, the Initial Term or the extended Term, as the case may be. If either Landlord or Tenant fails to select an appraiser as provided herein, then the fair market rent calculated by the sole appraiser who was selected shall be binding upon Landlord and Tenant. If the results of the two appraisals do not vary by more than five percent per annum, then the fair market annual basic rent shall be deemed to be the mean average of the figures calculated by the appraisers. If the results of the two appraisals vary by more than five percent per annum, then the two appraisers shall jointly select a third appraiser, who shall within ten days of such selection, choose either the fair market annual basic rent calculated by the Landlord's appraiser or by the Tenant's appraiser, based upon the professional analysis of the third appraiser as to which of the two appraisals has most accurately calculated the fair market basic rent for the Land applying only the criteria set forth above. Such conclusion shall be binding on both Landlord and Tenant. If the two appraisers are unable to select a third appraiser within ten days after submission of their appraisals, such selection shall be made by the American Arbitration Association. Annual basic rent shall be modified based on the conclusions of the appraisals as set forth above. A rent appraisal shall be performed in the manner described in this Section for the remainder of the Initial Term following the First Rental Term and for each extended Term of this Ground Lease, and annual basic rent determined by such Rent Appraisal shall become the annual basic rent to be paid by Tenant during such period as applicable.

     4. Mechanic's Lien. If any mechanic's, materialman's or other similar lien shall at any time be filed against the Land on account of any work, labor or services performed or claimed to have been performed, or on account of any materials furnished or claimed to have been furnished, for or at the direction of Tenant or anyone holding or occupying the Land through or under Tenant, Tenant shall, without cost or expenses to Landlord, with all due diligence, cause the same to be (1) discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise; or (2) contested, in which event any judgment or other process issued in such contest shall be paid or discharged before execution thereof; or (3) provide Landlord with an indemnity therefor.

     5. Real Estate Taxes. During the term of this Ground Lease, Tenant will pay all real estate taxes and assessments, both general and special, which shall become due and payable on the Land. If any such tax or assessment may, at the option of the taxpayer, be paid in installments, Tenant may exercise the option to pay the same in installments. If Tenant shall elect to pay any such tax or assessment on an installment basis, then Tenant will pay only those installments which become due and payable during the term of this Ground Lease. All real estate taxes and assessments that shall be assessed with respect to the fiscal tax years falling wholly or partially within the first and last calendar years of the term of this Ground Lease shall be apportioned pro rata between Landlord and Tenant on a per diem basis in accordance with the respective numbers of days in said fiscal tax years during which this Ground Lease is in effect.

          Tenant, at its expense, shall have the right to contest or review by legal, administrative or other proceedings the amount or validity of any such tax or assessment imposed against the Land. Nothing contained herein shall imply any right on the part of Tenant to postpone such payment unless such proceedings or security given shall stay the collection thereof and the sale of the Land to satisfy same. Landlord, at Tenant's request, shall join in any such proceedings, but Landlord shall not be liable for any expenses in connection therewith. The proceedings referred to herein shall include, but shall not be limited to, appropriate appeals from any judgments, decrees or orders made in any such proceedings. In the event of any reduction, cancellation or discharge of such taxes or assessments as a result of such proceedings, and if Tenant has not already paid same, then Tenant will do so forthwith as they are finally levied, assessed or imposed. If there shall be any refund payable by the governmental authority with respect thereto, Tenant shall be entitled to receive and retain same.

          Nothing contained herein shall obligate Tenant to pay any income, inheritance, estate, gift, succession, sales, use, revenue or transfer tax (or any substitution therefor) of, or levied or assessed against Landlord; nor any other tax, assessment, charge or levy (or any substitution therefor) against Landlord with respect to or because of the rent and other income derived by Landlord under this Ground Lease; nor shall Tenant be deemed obligated to pay any personal property, corporation, franchise, capital stock, payroll, excise, privilege or any other tax of similar nature (or any substitution therefor) which may be levied or assessed against Landlord.

     6. Utilities. Tenant will pay all charges for sewer usage or rental, refuse removal, and utilities, including gas, water and electricity, consumed on the Land during the term of this Ground Lease as same shall become due and payable.

     7.   Insurance.

          (a) Tenant shall, at its sole cost and expense, at all times during the term hereof maintain and/or cause to be maintained, in full force and effect, comprehensive general liability insurance covering Tenant's operations at the Land, including Landlord as an additional insured. Tenant shall deliver to Landlord a certificate from each insurance carrier as to each such insurance policy.

          (b) Landlord agrees that Tenant or a subtenant of Tenant who is required to maintain the insurance required under this Section 7 may comply with this Section in whole or in part by means of a self-insurance program.

          (c) Tenant, or its designee, shall have the sole and exclusive right (without the participation of Landlord) to adjust and settle any and all claims under insurance policies obtained by Tenant or those claiming by or through Tenant in connection with or relating to the Land to receive the proceeds of any such claims.

     8.   Indemnity.

          (a) Tenant shall indemnify, defend and hold harmless Landlord from and against any and all claims arising from Tenant's use of the Land, or from the conduct of Tenant's business, or from any activity, work or things done by Tenant (or anyone acting by through or under Tenant, other than Landlord, or anyone acting by, through or under Landlord) in or about the Land or elsewhere, and shall further indemnify, defend and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Ground Lease. Notwithstanding anything herein to the contrary, Landlord shall be liable for its own negligence and willful misconduct, and for any act or omission of Landlord, or anyone acting by, through or under Landlord, and shall not be entitled to any indemnity in connection with any of the foregoing.

     9. Compliance with Laws and Ordinances. Tenant, at its expense, will comply with all federal, state, county and city laws, ordinances and regulations of any duly constituted authority affecting the Land. Tenant, at its expense, shall have the right to contest or review by legal, administrative or other proceedings the validity of any such law, ordinance and regulation, or the application thereof. During such proceedings, compliance with any such law, ordinance or regulation may be deferred by Tenant. Landlord shall join in such proceedings if necessary to do so in order to prosecute such proceedings properly, but Landlord shall not be liable for any expenses in connection therewith. The proceedings referred to herein shall include, but shall not be limited to, appropriate appeals from any judgments, decrees or orders made in any such proceedings.

     10. Landlord's Access to Land. Landlord will have access to the Land, at its own risk and expense, at any and all reasonable times during the term of this Ground Lease for the purpose of examining and inspecting same upon reasonable prior notice.

     11. Assignment and Subletting. Tenant, without the consent of Landlord, at any time and from time to time during the term of this Ground Lease, shall have the right to assign this Ground Lease, and its rights hereunder, and to sublet all or any part of the Land or any portion thereof. In the event this Ground Lease shall be assigned by Tenant, then all liabilities and obligations on the part of Tenant accruing after such assignment shall terminate, provided that any such assignee shall execute an instrument in writing assuming all of those liabilities and obligations imposed upon Tenant hereunder which accrue after the effective date of such assignment and deliver the same to Landlord. Nothing contained herein, however, shall be construed to release Tenant from any liability or obligation which accrued prior to the effective date of such assignment.

     12. Performance by Subtenants and Occupancy Tenants. Landlord shall accept performance by any subtenant or occupant of any of the terms and provisions of this Ground Lease required to be performed by Tenant with the same force and effect as though performed by Tenant.

     13. Casualty and Condemnation. If the Hotel, or any part thereof, suffers a Casualty, Tenant's obligations under this Ground Lease shall not be affected. Following any Casualty on the Land, Tenant shall have no obligation to restore, repair or rebuild the Hotel, or any part thereof, on the Land.

          As used herein, a "Condemnation" means taking of title to the Land resulting in the loss or use of possession of a material portion of the Land as reasonably determined in good faith by the Tenant.

          In the event of a Condemnation, the entire award, or the aggregate of any separate awards, shall be during the Lease Term distributed in accordance with the Lease and thereafter shall be apportioned as follows:

          A. There shall be first paid any and all costs, fees and expenses reasonably incurred by Landlord and Tenant in connection with the collection thereof;

          B. There shall be next paid to Landlord an amount as shall represent compensation for the value of the Land (excluding the Hotel) as encumbered by the Ground Lease determined in accordance with the fair market appraisal terms and procedures set forth in Section 22 hereof;

          C. Any balance of the award shall be paid to Tenant (and if the Lease is in effect, the same shall be distributed in accordance with the Lease);

and this Ground Lease shall terminate on the following date: (x) if the Lease is in effect on the date of the Condemnation, the date the Lease terminates with respect to the Leased Property pursuant to Section 10.2 of the Lease and (y) in all other cases on the date of such Condemnation, and in either case the Rent and other charges shall be apportioned and paid to the date of such Condemnation. The provisions of this Section as to the apportionment of any such awards shall survive such termination.

          In the event of a condemnation or exercise of eminent domain which is not a Condemnation, there shall be no abatement of rent and the entire award, or the aggregate of the separate awards to Landlord and Tenant, as the case may be (less costs, fees and expenses reasonably incurred by Landlord and Tenant in connection with the collection thereof) shall be paid to Tenant.

     14.  Ground Lease Events of Default.

          (a) Tenant agrees that the following shall be considered a "Ground Lease Event of Default": Tenant shall default in any of the covenants or agreements herein contained to be kept, observed and performed by Tenant (other than as a result of, or in connection with, a default by Tenant under the Lease) and such default shall continue for thirty (30) days after notice thereof in writing to Tenant; provided, however, that if such default is of a nature that it cannot be reasonably cured within such 30-day period, then Tenant shall have such time as is reasonably required to cure such default.

          (b) Upon the occurrence of any Ground Lease Event of Default, it shall be lawful for Landlord, at its election, to declare the term ended and either with or without process of law, to re-enter and to expel, remove and put out, Tenant and re-enter the Land again to repossess and enjoy the same, without such re-entry and repossession working a discharge of the rents unpaid and the covenants unperformed by Tenant prior to such re-entry.

          (c) The foregoing provisions for the termination of this Ground Lease for any default in any of its covenants shall not operate to exclude or suspend any other remedy of Landlord for breach of any of said covenants or for the recovery of unpaid accrued rent, but Tenant shall not be liable for any rent or other obligations which would have accrued under this Ground Lease after the date of such termination had the Ground Lease not been terminated. In the event any action is commenced for non-performance of any provisions of this Ground Lease, Tenant agrees to pay Landlord's reasonable attorneys' fees.

          (d) Subject to the limitations set forth herein, no remedy herein reserved to Landlord shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy existing at law or in equity, and every remedy given by this Ground Lease to Landlord may be exercised from time to time and as often as occasion may arise.

          (e) Notwithstanding anything to the contrary contained herein, the Landlord's rights and remedies and Tenant's obligations and liabilities are subject to Section 22 of this Ground Lease.

          (f) Notwithstanding anything in this Ground Lease to the contrary, prior to the date ("Transition Date") that either (i) BL has acquired the Tenant's interest in this Ground Lease or (ii) a third party has acquired the Tenant's interest in this Ground Lease pursuant to Article V of the
     Lease:

               (A) Landlord will look solely to BL, as lessee under the Lease, directly for the performance of all Tenant's obligations hereunder, including, without limitation, Tenant's indemnification obligations hereunder; provided, however, that in the event of any conflict between any obligation of Tenant under this Ground Lease and the obligation of BL as the lessee under the Lease, nothing herein is intended to amend or limit BL's obligations as the lessee under the Lease;

               (B) Tenant shall have no liability to Landlord for any obligations of Tenant arising or accruing hereunder, including, without limitation, for any indemnity obligation hereunder;

               (C) Landlord shall not have any right to declare a "Ground Lease Event of Default" hereunder or exercise any right or remedy against Tenant in respect thereof nor shall any "Ground Lease Event of Default" be deemed to exist hereunder; to the extent that any of Tenant's obligations hereunder are not performed by BL or Tenant when and as required hereby, then so far as Tenant is concerned the Tenant's obligation to perform the same for the benefit of the Landlord shall be deemed waived; and

               (D) Tenant's right to quiet and peaceful enjoyment of the Land shall not be disturbed.

     15.  Tenant's Right to Mortgage.

          Tenant may at any time and from time to time (and as many times as it desires) mortgage, hypothecate or pledge this Ground Lease and the leasehold estate created hereby and the interest of the Tenant in and to this Ground Lease, together with Tenant's right, title and interest in any and all subleases and in and to all rents due or to become due thereunder (herein called a "Leasehold Mortgage"; and the holder of any such Leasehold Mortgage, whether or not the same is recorded of record, is herein called a "Leasehold Mortgagee").

          Landlord and Tenant agree that so long as any such Leasehold Mortgage exists:

               A. Landlord will simultaneously mail to any Leasehold Mortgagee a copy of any notice given by Landlord to Tenant at the address given by such Leasehold Mortgagee to Landlord for the receipt of such notice.

               B. Landlord and Tenant acknowledge that the defaults or other events described in Section 14 may be classified as (i) "Curable Defaults" and (ii) "Non-Curable Defaults". The Non-Curable Defaults are any defaults which are by their nature not susceptible of being cured by a third person such as the Leasehold Mortgagee; and the Curable Defaults are all other defaults.

               C. If a Curable Default occurs and if, prior to the expiration of the applicable grace period provided for in Section 14, the Leasehold Mortgagee shall give to Landlord written notice that it intends to undertake a curing of all Curable Defaults and within such grace period the Leasehold Mortgagee commences upon a curing and thereafter pursues to conclusion the curing of all Curable Defaults continuously and diligently in good faith, then Landlord will not take action to effect a termination of this Ground Lease or to re-enter or take possession of the Land as a consequence of such Curable Default. However, if (i) a Curable Default is of such a nature that the curing thereof cannot be effected by the Leasehold Mortgagee until it shall have obtained possession of the Land and (ii) prior to the effective date of a termination of this Ground Lease by Landlord or Landlord's re-entering or taking possession of the Land pursuant to the provisions of Section 14, the Leasehold Mortgagee shall give to Landlord written notice that it intends to institute foreclosure or other legal proceedings or to exercise any of its remedies under the Leasehold Mortgage concerned in order to gain possession of the Land and within such grace period takes action to institute such remedies, then Landlord will not take any action to effect a termination of this Ground Lease or to re-enter or take possession of the Land as a consequence of such Curable Default so long as such Leasehold Mortgagee shall continue to prosecute its remedies under the Leasehold Mortgage (except during any such time it may be stayed or otherwise legally prevented from doing so) and cure all other Curable Defaults (if any) which may occur from time to time and which are susceptible of being cured by the Leasehold Mortgagee without its obtaining possession of the Land and such Leasehold Mortgagee shall upon taking possession of the Land cure such Curable Defaults within the period reasonably required to cure the same.

               D. If a Non-Curable Default occurs and (i) the Leasehold Mortgagee shall then be in the process of curing all then existing Curable Defaults pursuant to the provisions of subsection (C) above and (ii) the Leasehold Mortgagee shall give to Landlord written notice that it intends to institute foreclosure or other legal proceedings or to exercise any of its remedies under the Leasehold Mortgage concerned in order to gain possession of the Land, then Landlord will not take any action to effect a termination of this Ground Lease or to re-enter or take possession of the Land as a consequence of such Non-Curable Default so long as such Leasehold Mortgagee shall continue diligently to prosecute its remedies under the Leasehold Mortgage (except during any such time it may be stayed or otherwise legally prevented from doing so) and cure all Curable Defaults (if any) which may occur from time to time and which are susceptible of being cured by the Leasehold Mortgagee without its obtaining possession of the Land and such Leasehold Mortgagee shall upon taking possession of the Land cure such Curable Defaults within the period reasonably required to cure the same.

               E. In the event a Leasehold Mortgagee or its nominee designated for that purpose acquires the leasehold estate pursuant to any proceedings for foreclosure of such Leasehold Mortgage, or by a voluntary assignment or transfer of this Ground Lease and the leasehold estate in lieu of foreclosure or otherwise, the Leasehold Mortgagee or its nominee or assignee as aforesaid shall be deemed an assignee of all the rights of Tenant under this Ground Lease.

               F. If this Ground Lease shall be rejected or disaffirmed pursuant to any bankruptcy law or other law affecting creditors' rights or if this Ground Lease is terminated for any other reason whatsoever, Landlord will enter into a new lease of the Land with the Leasehold Mortgagee or its nominee not less than ten (10) nor more than thirty
          (30) days after the request of the Leasehold Mortgagee referred to below, for the remainder of the term of this Ground Lease effective as of the date of such rejection or disaffirmance or termination, upon all the terms and provisions contained in this Ground Lease; provided that (i) the Leasehold Mortgagee makes a written request to Landlord for such new Ground Lease within ninety (90) days after the effective date of such rejection or disaffirmance or termination, as the case may be, and such written request is accompanied by a copy of such new lease, duly executed and acknowledged by the Leasehold Mortgagee or its nominee and (ii) upon taking possession of the Land the Leasehold Mortgagee cures any outstanding Curable Defaults within the period reasonably required to cure the same. Any new lease made pursuant to this paragraph shall have the same priority with respect to other interests in the Land as this Ground Lease. The provisions of this paragraph shall survive the rejection or disaffirmance or termination of this Ground Lease and shall continue in full force and effect thereafter to the same extent as if this paragraph were a separate and independent contract made by Landlord and the Leasehold Mortgagee. G. So long as a Leasehold Mortgage is in effect (i) Landlord will not accept a voluntary surrender of this Ground Lease and (ii) the Ground Lease shall not be modified in any material respect without, in each case, the prior written consent of the Leasehold Mortgagee. Any violation of this paragraph shall be void.

          The provisions of this Section 15 are for the benefit of any Leasehold Mortgagee and may be relied upon and shall be enforceable by any Leasehold Mortgagee. No Leasehold Mortgagee shall be liable upon the covenants, agreements or obligations of Tenant contained in this Ground Lease, except as expressly provided herein.

          Landlord shall execute any instruments any such Leasehold Mortgagee may reasonably request or require from Landlord, with respect to the provisions of this Section 15.

     16. Right to Mortgage or Sell. Landlord shall not have the right to place a mortgage or other Lien on the Land or Landlord's interest in this Ground Lease at any time during the term of this Ground Lease, except for Liens expressly permitted pursuant to the terms of the Operative Documents. Landlord shall not have the right to sell the Land, or any interest therein, so long as the Lease is in effect.

     17. Landlord's and Tenant's Certificates. Landlord and Tenant, on written request from each other, shall execute and deliver to the other party, or any Leasehold Mortgagee if so requested, without charge, a certificate certifying whether or not this Ground Lease is in full force and effect, and whether it has been modified (or if there have been modifications, stating them), and whether or not the party executing the certificate knows of any default, breach or violation by the other party under any of the terms of this Ground Lease, and such other matters as may reasonably be requested.

     18. Quiet Enjoyment. Landlord agrees that, so long as no Ground Lease Event of Default exists under the terms of this Ground Lease after the Transition Date, Tenant's quiet and peaceful enjoyment of the Land shall not be disturbed or interfered with by Landlord, or by any person or party claiming by, through or under Landlord.

     19. Recording of Ground Lease. Upon the execution hereof, Landlord and Tenant shall record this Ground Lease in the Chancery Clerk's Office of Tunica County, Mississippi.

     20. Inability to Perform. Anything in this Ground Lease to the contrary notwithstanding, Tenant's inability to fulfill any of Tenant's agreements and undertakings under this Ground Lease shall not be considered Ground Lease Events of Default if Tenant is prevented or delayed from so doing by reason of strikes, labor troubles, lockouts, riots, civil commotions, acts of God, governmental restrictions, unavailability of services or materials or any other cause beyond the control of Tenant.

     21. Notices. All notices to or demands upon Landlord or Tenant desired or required to be given under the provisions hereof shall be in writing and shall be deemed to have been duly given upon the earlier of actual receipt or, if mailed, three days after being deposited in the United States mails, registered or certified, return receipt requested, postage prepaid and addressed as follows:


     If to Landlord:     BL Development Corp.
                         13705 First Avenue North
                         Plymouth, Minnesota 55441
                         Attention:  Chief Financial Officer

                         with a copy to:
                         Maslon Edelman Borman & Brand PLLP
                         3300 Norwest Center
                         90 South Seventh Street
                         Minneapolis, Minnesota  55402-4140
                         Attention:  Russell L. Lederman, Esq.

     If to Tenant:       Hancock Bank
                         One Hancock Plaza
                         Gulfport, Mississippi  39502
                         Attention:  Watson Butts

                         with a copy to:
                         Mayer, Brown & Platt
                         1675 Broadway
                         New York, New York 10019
                         Attention:  Barry K. Gassman, Esq.

or at such other address within the continental United States as any party may notify the other party as herein specified.

     22. Liability of Tenant. Anything in this Ground Lease to the contrary notwithstanding, Landlord acknowledges and agrees that each of the covenants, undertakings and agreements herein made on the part of Tenant, while in form purporting to be covenants, undertakings, and agreements of Tenant, are, nevertheless, made and intended not as personal covenants, undertakings and agreements by Tenant, or for the purpose of binding Tenant or its assets personally, but are made and intended for the purpose of binding only Tenant's interest in the Land; and that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Tenant, any Agent or any Lender (each as defined in the Lease) or any past, present or future stockholder, subscriber of capital stock, officer, director, incorporator or partner of Tenant, any Agent or any Lender or any successors or assigns of any of them whether by virtue of any constitutional provision, statute or rule of law or by enforcement of any liability or claim under or in connection with this Ground Lease from any source other than the Tenant's interest in the Land, it being agreed that all such personal liability is hereby waived.

     23. Miscellaneous. (a) All agreements, terms, provisions and conditions in this Ground Lease shall extend and inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

          (b) The captions of this Ground Lease are for convenience only, and are not to be construed as a part of this Ground Lease, and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

          (c) If any term or provision of this Ground Lease shall be to any extent held invalid or unenforceable, the remaining terms and provisions of this Ground Lease shall not be affected thereby, but each term and provision of this Ground Lease shall be valid and be enforced to the fullest extent permitted by law.

          (d) This Ground Lease has been delivered in, and shall in all respects be construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of such state, except to the extent that the provisions for the creation, perfection and enforcement of the liens and security interests created pursuant hereto shall be governed and construed in accordance with the laws of the state where the Land is located, including the Gaming Laws.

          (e) This Ground Lease represents the entire agreement between the parties hereto and supersedes all prior negotiations, representations or agreements, either written or oral, including but not limited to any letters of intent.

          (f) This Ground Lease may be executed in multiple counterparts each of which taken together shall constitute one and the same instrument.

          (g) Nothing herein contained shall be deemed or constructed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship other than Landlord and Tenant.

          (h) Any waiver given by either party with respect to performance by the other party of any provision of this Ground Lease shall be construed only as a waiver of the particular provision in question and only then with respect to the particular failure to comply, and such waiver shall not be construed as a waiver of any separate failure to comply or of any other provisions of this Ground Lease.

          (i) In the event Tenant remains in possession of the Land after expiration of this Ground Lease without the execution of a new lease, it shall be deemed to be occupying the Land as a tenant at sufferance at a monthly rental equal to 125% of the then current monthly rental, and otherwise subject to all the conditions, provisions and obligations of this Ground Lease insofar as the same are applicable to a tenancy at sufferance.

          (j) Whenever herein the singular number is used, the same shall include the plural and words of any gender shall include each other gender.

          (k) The individuals executing this instrument on behalf of Landlord and Tenant, respectively, represent that each has been duly authorized so to do by appropriate action taken by Landlord or Tenant, as the case may be.

     24. Subordination of Fee Interest. Landlord hereby acknowledges and agrees that the fee ownership interest of the Landlord in the Land shall be subject and subordinate to all right, title and interest of the Tenant under this Ground Lease and the Lease in and to the Land, and to all right, title and interest of any Leasehold Mortgagee in any of the foregoing, and the Landlord shall from time to time execute such documents and instruments as requested by the Tenant to evidence such subordination.

     25. No Merger. Neither the leasehold interest in the Land and the fee interest of Tenant in the Hotel nor the fee interest of the Landlord in the Land and the leasehold interest of the Landlord in the Hotel shall in any way merge, it being the express intention of the parties that such separate interests in the Land and the Hotel shall remain separate and shall not merge during the term of this Ground Lease.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Ground Lease as of the date first above written with actual execution on the dates set forth in the respective acknowledgements below.


                              LANDLORD:

                              BL DEVELOPMENT CORP.

                              By:   /s/ TIMOTHY J. COPE
                              Name: Timothy J. Cope
                              Title: Chief Financial Officer
                              Address: 13705 First Avenue North
                                       Plymouth, MN  55441-5451
                              Telephone No.: (612) 449-7030
                              Telecopier No.:(612) 449-7022



                              TENANT:

                              HANCOCK BANK,
                               not individually but as
                               Trustee as aforesaid


                              By:     /s/ C. H. GIBBONS
                              Name:   C. H. Gibbons
                              Title:  Vice President & Trust Officer
                              Address:2510 14th Street
                                      Gulfport, MS 39501

                              Telephone No.: (601) 868-4400
                              Telecopier No.: (601) 868-4333





                                    Landlord

CORPORATE ACKNOWLEDGMENT


STATE OF MINNESOTA)
                         ) ss:
COUNTY OF HENNEPIN)

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 16th day of May, 1996, within my jurisdiction, the within named Timothy J. Cope, duly identified before me, who acknowledged that he is the Chief Financial Officer of BL Development Corp., a Minnesota corporation, and that for and on behalf of said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                    /s/ Patricia L. Buffham
                                   ------------------------------
                                   NOTARY PUBLIC



My Commission Expires:


- -------------------------
(Affix official seal)




                                     Tenant

CORPORATE ACKNOWLEDGMENT

STATE OF MISSISSIPPI)
                         ) ss:
COUNTY OF HARRISON  )

     Personally appeared before me, the undersigned authority in and for the said county and state, on this 13th day of May, 1996, within my jurisdiction, the within named C. H. Gibbons, duly identified before me, who acknowledged that __he is Vice President & Trust Officer, of Hancock Bank, a state banking association, and that for and on behalf of said bank, and as its act and deed in the representative capacity therein stated, __he executed the above and foregoing instrument, after first having been duly authorized by said bank so to do.

                                   ------------------------------
                                   NOTARY PUBLIC

My Commission Expires:
My Commission Expires Dec. 26, 1998

- -------------------------
(Affix official seal)

This Instrument Prepared by and when recorded return to:

Mayer, Brown & Platt
1675 Broadway, Suite 1900
New York, New York  10019
Attn: Barry K. Gassman, Esq.

                          INDEXING INSTRUCTIONS:

This instrument affects real property situated, lying and being in the County of Tunica, State of Mississippi, known as follows:

Section: 5, Northwest 1/4 and Southwest 1/4
Township 3 South
Range 10 West


                                 EXHIBIT A

                           PROPERTY DESCRIPTION
                                 [MISSING TEXT]